Exhibit 23

Consent of Independent Registered Public Accounting Firm

Eagle Materials Inc. Retirement Plan

Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-82928 and 33-84394) of Eagle Materials Inc. of our report dated June 18, 2024, relating to the financial statements and supplemental schedule of Eagle Materials Inc. Retirement Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Dallas, Texas

June 18, 2024